Exhibit 99.5

From:	Vivek Raj

[***]

[***]

To:	Perimeter Solutions, SA

12E rue Guillaume Kroll, L-1882 Luxembourg

Grand Duchy of Luxembourg

352 2668 62-1

(“Holdco”)

Re: Consent to be Named as a Director Nominee

Dear Sir,

In connection with the filing by Holdco of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Holdco in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Yours faithfully,

[Signature page follows]

Executed in Denver, CO, on August 26, 2021

/s/ Vivek Raj
By: Vivek Raj